UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $230.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Galaxy Racer Holdings Limited

On July 30, 2025, Lottery.com Inc., currently conducting business under the name “SEGG Media Corporation” (collectively the “Company” or “SEGG Media”) entered into an Asset Purchase Agreement (the “Agreement”) with Galaxy Racer Holdings Limited, a BVI entity (“GXR”) As consideration for the Assets, Buyer will, at Closing pay and deliver to Seller (or its designees) the sum of Ten Million Dollars USD ($10,000,000.00) (the “Purchase Price”) for 100% of the Assets defined as the GXR Platform and App, the GXR tech stack, all users, and all licenses.

The Agreement calls for SEGG Media to pay GXR Five Million One Hundred Thousand Dollars ($5,1000,000) of the Purchase Price as Payment-In-Kind (as defined below) equivalent to the Purchase Price. The term “Payment-In-Kind” shall be defined as restricted stock units of common shares in SEGG Media to be applied towards the Purchase Price at a fixed price of Three Dollars USD ($3.00) per share (the “Fixed Price”) irrespective of the trading price of SEGG Media stock at the execution of this Agreement or the Closing Date. At Closing, Buyer shall cause to be issued to Seller (or its designees) the equivalent in restricted stock units of common shares in SEGG Media to be applied towards the Purchase Price. Seller (or its designees) shall receive the Payment-In-Kind within three business days following the Closing Date. Any Payment-In-Kind made as part of the consideration to satisfy any portion of the Purchase Price shall carry full piggyback registrations rights for the benefit of Seller (or its designees). SEGG Media will also pay GXR (or its designees) Four Million Nine Hundred Thousand Dollars USD ($4,900,000.00) by transferring 49% ownership interest in NewCo, a newly formed wholly owned entity of SEGG Media to be domiciled at the discretion of Buyer that shall hold free and clear of any encumbrances all Assets.

All Transactions will be conducted and fully performed on a date to be determined by the Parties.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Dated July 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Matthew McGahan
Name:	Matthew McGahan
Title:	Chief Executive Officer

August 7, 2025